                                                                      EXHIBIT 25
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ------------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
             A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                               ------------------

                                 CHEMICAL BANK
             (Exact name of Registrant as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)
                               ------------------

                               EATON CORPORATION
              (Exact name of obligor as specified in its charter)

OHIO                                                                  34-0196300
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

EATON CENTER
1111 SUPERIOR AVENUE
CLEVELAND, OHIO                                                            44114
(Address of principal executive offices)                              (Zip Code)
                               ------------------

              SENIOR DEBT SECURITIES/SUBORDINATED DEBT SECURITIES
                      (Title of the indenture securities)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         New York State Banking Department, State House, Albany, New York 12110.

         Board of Governors of the Federal Reserve System, Washington, D.C.,
         20551

         Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 27TH day of OCTOBER, 1995.

                                          CHEMICAL BANK

                                          By /s/ P. J. Gilkeson
                                             -----------------------------
                                              P.J. Gilkeson
                                              Vice President

                             EXHIBIT 7 TO FORM T-1

                                BANK CALL NOTICE

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 CHEMICAL BANK

                  OF 270 PARK AVENUE, NEW YORK, NEW YORK 10017
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES,
                    A MEMBER OF THE FEDERAL RESERVE SYSTEM,

                   AT THE CLOSE OF BUSINESS JUNE 30, 1995, IN
        ACCORDANCE WITH A CALL MADE BY THE FEDERAL RESERVE BANK OF THIS DISTRICT PURSUANT TO THE PROVISIONS OF THE FEDERAL RESERVE ACT.

                                                                              DOLLAR AMOUNTS
                                   ASSETS                                      IN MILLIONS
                                                                              --------------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin........................     $  5,573
  Interest-bearing balances.................................................        2,681
Securities:
Held to maturity securities.................................................        6,027
Available for sale securities...............................................       18,304
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
  Federal funds sold........................................................        1,516
  Securities purchased under agreements to resell...........................          287
Loans and lease financing receivables:
  Loans and leases, net of unearned income                            $73,829
  Less: Allowance for loan and lease losses                             1,885
  Less: Allocated transfer risk reserve                                   104
                                                                      -------
  Loans and leases, net of unearned income, allowance, and reserve..........       71,840
Trading Assets..............................................................       25,315
Premises and fixed assets (including capitalized leases)....................        1,395
Other real estate owned.....................................................           69
Investments in unconsolidated subsidiaries and associated companies.........          158
Customer's liability to this bank on acceptances outstanding................        1,120
Intangible assets...........................................................          484
Other assets................................................................        7,254
                                                                                 --------
TOTAL ASSETS................................................................     $142,023
                                                                                 ========

LIABILITIES
Deposits
  In domestic offices.......................................................     $ 46,128
  Noninterest-bearing................................................. $16,282
  Interest-bearing....................................................  29,846
                                                                       -------
  In foreign offices, Edge and Agreement subsidiaries, and IBF's............       30,833
  Noninterest-bearing................................................. $   199
  Interest-bearing....................................................  30,634
                                                                       -------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased...................................................       16,779
  Securities sold under agreements to repurchase............................          810
Demand notes issued to the U.S. Treasury....................................        1,001
Trading liabilities.........................................................       20,888
Other Borrowed money:
  With original maturity of one year or less................................        6,505
  With original maturity of more than one year..............................          602
Mortgage indebtedness and obligations under capitalized leases..............           18
Bank's liability on acceptances executed and outstanding....................        1,126
Subordinated notes and debentures...........................................        3,411
Other liabilities...........................................................        6,287

TOTAL LIABILITIES...........................................................      134,388
                                                                                 --------
EQUITY CAPITAL
Common stock................................................................          620
Surplus.....................................................................        4,524
Undivided profits and capital reserves......................................        2,724
Net unrealized holding gains (Losses) on available-for-sale securities......         (241)
Cumulative foreign currency translation adjustments.........................            8

TOTAL EQUITY CAPITAL........................................................        7,635
                                                                                 --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL..........     $142,023
                                                                                 ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                            JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
                                            WALTER V. SHIPLEY
                                            EDWARD D. MILLER
                                            WILLIAM B. HARRISON
                                                             DIRECTORS